Exhibit 99.1

Alesco Financial Inc. Announces 2007

First Quarter Financial Results

Philadelphia, Pennsylvania – May 7, 2007 – Alesco Financial Inc. (NYSE: AFN) (the “Company”), a specialty finance real estate investment trust (“REIT”), today announced financial results for the three months ended March 31, 2007.

The Company reported adjusted earnings for the first quarter, a non-GAAP measure of performance defined later in this release, of $17.2 million, or $0.31 per diluted common share, as compared to adjusted earnings of $0.26 per diluted common share for the three months ended December 31, 2006 and $0.19 per diluted common share for the period from January 31, 2006 (commencement of operations) through March 31, 2006. A reconciliation of adjusted earnings to GAAP net income is included in Adjusted Earnings section of this release.

For the three months ended March 31, 2007, the Company reported net income of $11.8 million, or $0.21 per diluted common share, as compared to net income of $3.6 million, or $0.13 per diluted common share, for the three months ended December 31, 2006, and $5.3 million, or $0.39 per diluted common share, for the period from January 31, 2006 through March 31, 2006.

As of the end of the first quarter we had fully invested all of the capital raised during 2006 in asset classes which have exhibited historically low default rates and which we believe will continue to provide our investors with solid risk-adjusted returns. For the first quarter of 2007, we have adjusted earnings of $0.31 per share. On our 2006 year end earnings call, we provided dividend guidance of $1.20 to $1.35 per share for 2007. Based upon our results for the first quarter, and our strong balance sheet as of March 31, 2007, we are affirming our dividend guidance.

Investment Portfolio Summary

As of March 31, 2007, the Company’s investment portfolio totaled approximately $9.6 billion including: $4.3 billion relating to trust preferred securities (“TruPS”) and subordinated debentures, $3.6 billion in mortgage-backed securities, $1.2 billion in residential mortgages and $0.5 billion of leveraged loans. At March 31, 2007, the investment portfolio was financed with approximately $9.7 billion of total indebtedness including: $8.1 billion of collateralized debt obligation (“CDO”) notes payable and $1.6 billion of trust preferred obligations, repurchase agreements and other indebtedness. As of March 31, 2007, we have deployed substantially all of the net proceeds from our secondary public offering in November 2006 into the Company’s target asset classes.

The following chart summarizes our investment portfolio as of and for the three months ended March 31, 2007:

($ in thousands)

Asset Class	Total Assets (1)	Total Debt	Weighted Average Coupon	Weighted Average Cost of Funds	Return on Investment (2)
TruPS & Subordinated Debentures	$4,686,639	$4,448,210	7.12%	5.99%	21.08%
Mortgage-backed securities	$3,729,282	$3,566,045	5.82%	5.57%	10.24%
Residential Mortgage Loans	$1,181,564	$1,123,120	6.38%	5.84%	9.62%
Leveraged Loans	$570,737	$517,495	8.78%	6.11%	16.15%

	$10,168,222	$9,654,870	6.65%	5.82%	15.21%

(1)	Total assets for the TruPS & Subordinated Debentures asset class, Mortgage-backed securities asset class, and Leveraged Loans asset class include approximately $402.0 million, $96.1 million, and $37.9 million of restricted cash held at consolidated CDO entities.

(2)	Return on investment is calculated dividing (A) the sum of the net investment income plus the interest earned on restricted cash held at consolidated CDO entities, excluding the minority interest portions, for each respective asset class during the three months ended March 31, 2007, in each case determined in accordance with GAAP, by (B) the weighted average equity (based on the amount of cash we had invested in the assets during the period) deployed in each respective asset class during the same period. Net investment income for the residential mortgage loans asset class and the leveraged loans asset class, excluding the minority interest portions, include approximately $0.9 million and $0.8 million of provisions for loan losses recorded during the three months ended March 31, 2007.

During the three months ended March 31, 2007, we recorded an unrealized loss within other comprehensive income of approximately $65.6 million on the mortgage-backed securities included in certain of our real estate CDOs (our total mortgage-backed securities portfolio was approximately $3.6 billion as of March 31, 2007). Management concluded that there were no declines in the fair value of mortgage-backed securities below their cost that were deemed to be other than temporary as of March 31, 2007. Management believes that the unrealized losses on mortgage-backed securities primarily resulted from volatility in interest rates and other qualitative factors relating to general market conditions, rather than deterioration in the creditworthiness of the issuers of the underlying debt securities. To date we have not experienced any ratings downgrades or default events within our mortgage-backed securities portfolio. Approximately $15.8 million par value of mortgage-backed securities are currently included on a rating agency watchlist.

The unrealized loss recorded on assets in our real estate CDOs was partially offset in other comprehensive income by an unrealized gain of approximately $47.2 million that we recognized during the first quarter of 2007 as a result of increases in the fair value of TruPS and subordinated debentures that are consolidated in our financial statements.

Dividend Summary

On February 20, 2007, the Company’s Board of Directors announced a cash dividend for the quarter ended March 31, 2007 of $0.30 per common share. The dividend was paid on March 15, 2007 to shareholders of record as of the close of business on March 5, 2007.

Conference Call

As previously announced, a conference call to discuss these financial results with investors and analysts will be held on May 8, 2007 at 10:00am ET. Interested parties can access the conference call by dialing 866-831-6272 or, for those calling from overseas, 617-213-8859 a few minutes in advance of the scheduled time. A replay of the conference call will be available for two weeks at 888-286-8010, passcode 95121309.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania and trades on the New York Stock Exchange under the symbol “AFN”. Alesco Financial Inc. is externally managed by Cohen & Company Management, LLC, a subsidiary of Cohen & Company, a leading structured credit investment management firm. For more information, please visit www.alescofinancial.com.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco Financial Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco Financial Inc. to successfully execute its business plans or gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Alesco’s filings with the SEC, which are available at the SEC’s web site www.sec.gov and Alesco Financial Inc.’s web site www.alescofinancial.com. Alesco Financial Inc. disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Alesco Financial Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share information)

	For the Three-Month Period Ended March 31, 2007	For the period from January 31, 2006 through March 31, 2006
Revenue:
Investment interest income	$161,318	$9,374
Investment interest expense	(143,897)	(7,865)
Provision for loan loss	(2,174)	(128)
Change in fair value of free-standing derivative	1,710	1,284

Net investment income	16,957	2,665

Total revenue	16,957	2,665
Expenses:
Related party management compensation	3,153	639
General and administrative	2,644	138

Total expenses	5,797	777

Income before interest and other income, minority interest and taxes	11,160	1,888
Interest and other income	6,023	831
Realized gain on derivative contracts	3,521	—
Unrealized gain/(loss) on derivative contracts	(1,285)	3,221
Realized loss on investments	(3,674)	—

Income before minority interest and provision for income taxes	15,745	5,940
Minority interest	(3,570)	(348)

Income before provision for income taxes	12,175	5,592
Provision for income taxes	(397)	(245)

Net income	$11,778	$5,347

Earnings per share—basic:
Basic earnings per share	$0.22	$0.39

Weighted-average shares outstanding—basic	54,756,387	13,655,685

Earnings per share—diluted:
Diluted earnings per share	$0.21	$0.39

Weighted-average shares outstanding—diluted	55,130,321	13,669,435

Distributions declared per common share	$0.30	$—

Alesco Financial Inc.

Consolidated Balance Sheet

(Unaudited and in thousands, except share and per share information)

	As of March 31, 2007	As of December 31, 2006
Assets
Investments in debt securities and related receivables
Available-for-sale debt securities	$7,204,407	$6,771,914
Security-related receivables	711,218	1,170,210

Total investment in debt securities and security-related receivables	7,915,625	7,942,124
Investments in residential and commercial mortgages and leveraged loans
Residential mortgages	1,181,564	1,773,147
Commercial mortgages	9,500	9,500
Leveraged loans	532,841	314,077
Loan loss reserve	(4,037)	(2,130)

Total investments in residential and commercial mortgages and leveraged loans, net	1,719,868	2,094,594
Cash and cash equivalents	13,111	51,821
Restricted cash and warehouse deposits	557,579	349,113
Accrued interest receivable	42,227	46,654
Related party receivable	1,656	—
Other assets	8,518	30,621
Deferred financing costs, net of accumulated amortization of $4,712 and $2,762, respectively	111,213	87,423

Total assets	$10,369,797	$10,602,350

Liabilities and stockholders’ equity
Indebtedness
Repurchase agreements	$1,136,723	$3,024,269
Trust preferred obligations	275,750	273,097
CDO notes payable	8,148,195	6,496,748
Warehouse credit facility	98,810	167,158
Other indebtedness	60,619	20,619

Total indebtedness	9,720,097	9,981,891
Accrued interest payable	42,858	42,163
Related party payable	—	879
Other liabilities	62,847	50,017

Total liabilities	9,825,802	10,074,950
Minority interests	148,045	98,598
Stockholder’s equity
Preferred shares, $0.001 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.001 par value per share, 100,000,000 shares authorized, 55,457,931 issued and outstanding, including 664,931 unvested restricted share awards	55	55
Additional paid in capital	447,725	447,442
Accumulated other comprehensive loss	(42,903)	(14,628)
Cumulative distributions	(42,736)	(26,098)
Cumulative earnings	33,809	22,031

Total stockholders’ equity	395,950	428,802

Total liabilities and stockholders’ equity	$10,369,797	$10,602,350

Adjusted Earnings

We define adjusted earnings as net income available to common stockholders, determined in accordance with GAAP, adjusted for the following items: stock-based compensation, provision for loan losses, unrealized gains (losses) on investments and derivative contracts, amortization of deferred financing costs, and realized (gains)/losses on sale of capital assets, net of derivative contract gains or losses. Adjusted Earnings is a non-GAAP financial measurement, and does not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

Management views adjusted earnings as a useful and appropriate supplement to net income and earnings per share because it enables management to evaluate our operating performance without the effects of certain adjustments in accordance with GAAP that management believes may not be indicative of current operating performance. The most significant GAAP adjustments that we exclude in determining adjusted earnings are provision for loan losses, stock-based compensation, unrealized (gains)/losses on investments and derivative contracts, and amortization of deferred financing costs. Each of these items is typically a non-cash charge. As a specialty finance company that focuses on investing in TruPS, leveraged loans, residential mortgage loans and mortgage-backed securities, we record significant amortization of deferred financing costs associated with our CDO financing strategy and significant provision for loan losses associated with our leveraged loans and residential mortgage loans. Additionally, GAAP requires us to record in the income statement certain unrealized changes in the fair value of derivative contracts that hedge our indebtedness. Provision for loan losses, stock-based compensation, unrealized (gains)/losses on investments and derivative contracts, and amortization of deferred financing costs do not affect our daily operations, but they do impact our financial results under GAAP. By measuring our performance using adjusted earnings and net income, we are able to evaluate how our business is performing both before and after giving effect to recurring GAAP adjustments such as those mentioned above and excluding gains or losses from the sale of capital assets that will no longer be part of investment portfolio.

Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

The table below reconciles the differences between reported net income and adjusted earnings for the three months ended March 31, 2007 and December 31, 2006 and the period from January 31, 2006 through March 31, 2006 (dollar amounts in thousands):

	For the Three Month Period Ended March 31, 2007	For the Three Month Period Ended December 31, 2006	For the Period from January 31, 2006 through March 31, 2006
Net income, as reported	$11,778	$3,580	$5,347
Add (deduct):
Provision for loan losses	1,669	807	128
Non-cash equity compensation	357	296	191
Unrealized (gains)/losses on investments and derivative contracts	1,785	518	(3,033)
Realized losses on sale of capital assets, net of realized derivative gains	133	1,128	—
Amortization of deferred financing costs	1,516	1,022	—

Adjusted Earnings	$17,238	$7,351	$2,633
Adjusting Earnings per share—diluted:
Diluted adjusted earnings per share	$0.31	$0.26	$0.19

Weighted-average shares outstanding—Diluted	55,130,321	27,773,995	13,669,435

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Investors:	Media:
John Longino	Joseph Kuo
Chief Financial Officer	Kekst and Company
215-701-9687	212-521-4863
jlongino@cohenandcompany.com